Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Longacre Square Partners
	Chief Financial Officer	Media Contact
	(972) 490-9600	Braemar@Longacresquare.com

BRAEMAR HOTELS & RESORTS AND BLACKWELLS CAPITAL ENTER INTO COOPERATION AGREEMENT

Blackwells to Withdraw Proxy Solicitation and Vote in Favor of All Braemar Nominees and Proposals

Company to Add Independent Director with Input from Blackwells, Which Will Become a Significant Shareholder

DALLAS, July 2, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Blackwells Capital LLC (“Blackwells”).

Under the terms of the Cooperation Agreement, Blackwells will withdraw its director nomination notice and proposals, cease soliciting proxies and vote in favor of all Braemar directors and proposals at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Braemar and Blackwells have agreed to release all legal claims arising prior to the settlement and dismiss their respective actions.

Richard J. Stockton, President and Chief Executive Officer of Braemar, stated: “We are pleased to have reached this outcome, which we believe is in the best interests of all our shareholders. We can now return our full focus to optimally managing our unique portfolio of world-class assets, enhancing our capital structure and financial flexibility, and maximizing shareholder value. We are extremely excited for Braemar’s future, and look forward to working with Blackwells as a significant shareholder.”

As part of the Cooperation Agreement, Blackwells has committed to purchase 3.5 million shares of Braemar’s stock in the open market, financed in part by Braemar. Braemar will also add an additional independent director to its Board of Directors and will consider Blackwells’ input in this selection.

Jason Aintabi, Chief Investment Officer of Blackwells, said, “We look forward to supporting Braemar’s Board and leadership team, and to becoming one of Braemar’s largest shareholders. We believe Braemar will execute their strategy to maximize the value of the Company’s high-quality assets, and we look forward to continuing to build a constructive relationship with the Company moving forward.”

Blackwells has entered into a multi-year standstill with voting commitments in connection with the Cooperation Agreement. The agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to complete the previously announced shareholder value creation plan on a timely basis, if at all; potential risks related to actions or proposals from activist stockholders; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

Additional Information and Where to Find it

The Company has filed a Definitive Proxy Statement on Schedule 14A with the SEC on June 17, 2024 (the “Proxy Statement”) and intends to file other relevant materials with respect to the Company’s solicitation of proxies for the Annual Meeting now scheduled to be held on October 15, 2024. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. The Proxy Statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, http://www.bhrreit.com, under the “Investor” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Participants

The Company and its directors and executive officers will be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Proxy Statement. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the matters to be voted upon at the Annual Meeting by reading the Proxy Statement. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

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